Exhibit 99.1

Spirit AeroSystems’ Actions in Response to COVID-19

WICHITA, Kan., April 8, 2020 - Spirit AeroSystems [NYSE: SPR] is announcing today a series of additional actions the company is taking to reduce costs and preserve liquidity in light of the economic impacts of the COVID-19 pandemic and continued uncertainty in the industry.
“Spirit has enacted a robust crisis management and response process as part of our enterprise risk management program to help us navigate the challenges we face due to the COVID-19 pandemic,” said Tom Gentile, President and CEO, Spirit AeroSystems. “We are proactively taking steps to ensure the safety of our team as we maintain operations to support our customers, including the critical work we do on national security programs.”
On April 6, Spirit AeroSystems received notice from Boeing that all deliveries to Boeing’s Washington state and South Carolina facilities are suspended until further notice due to Boeing’s indefinite production suspension at the sites. As a result, Spirit has halted production for Boeing programs, subject to certain exceptions, performed at its facilities in Wichita, Kansas, and in Tulsa and McAlester, Oklahoma for an indefinite period of time. Spirit Defense work as well as Airbus and other non-Boeing work will continue at such facilities.
Focusing on the Safety of our Team
Spirit has acted proactively to support the health and safety of employees by assembling its global crisis management team that has focused on creating and implementing processes to mitigate the exposure to and spread of COVID-19 in the workplace. The processes Spirit has established adhere to the guidelines provided by the U.S. Centers for Disease Control and Prevention (CDC) and other government and health agency guidelines. Measures Spirit has taken to date include:

•	Restricted travel for employees

•	Implemented social-distancing standards throughout workspaces

•	Initiated consistent and ongoing cleaning of high touch areas

•	Began deep cleaning and sanitization of any work spaces potentially exposed

•	Established processes aligned with CDC guidelines to work with any exposed individual on the necessary quarantine period and the process to return to work
Cost Reductions
In light of the 737 MAX production suspension that began on January 1, 2020, Spirit initiated the following actions to reduce costs:

•	Implemented workforce reductions of 2,800 employees in Wichita, Kansas and 400 employees in Oklahoma

•	Initiated a voluntary retirement program for 850 hourly and salaried workers

•	Deferred over $120 million of capital expenditures

•	Extended union contracts for employees represented by the IAM and IBEW for three years

•	Negotiated an amendment to its credit facility providing for covenant relief into 2021 and secured a $375 million short term delayed draw term loan facility

•	Reduced its cash dividend to a penny per share

•	Continued the suspension of its share repurchase program

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Negotiated a new production agreement with Boeing; extended the MAX contract three years to 2033; received $225 million advance from Boeing; deferred repayment of $123 million advance from Boeing to 2022

To further reduce costs due to the economic impact of the COVID-19 pandemic and related production suspension, Spirit has taken the following additional actions:

•	Reduced pay for all U.S.-based executives by 20 percent until further notice. The company will address non-U.S. executive pay in accordance with local law and statutory requirements

•	Initiated a 21 calendar-day furlough of production workers and managers supporting Boeing programs in Wichita, Kansas and Oklahoma

•	Implemented a four-day work week for its salaried workforce at its Wichita, Kansas facility until further notice
If OEM production rates decline in the future, Spirit will evaluate further cost reduction actions, including additional workforce actions.
Balance Sheet and Liquidity
Spirit has taken the actions highlighted above to reduce costs and preserve its liquidity in this unprecedented time, while also working to maintain the health and viability of its supply chain to support operations post-production suspension. Spirit maintains a strong balance sheet. As of December 31, 2019, Spirit’s cash balance was $2.35 billion and total debt balance was $3.03 billion. As of April 2, 2020, Spirit’s cash balance was approximately $1.83 billion and total debt balance was approximately $3.04 billion. Spirit’s $800 million revolver remains fully drawn. The reduction in cash in the first quarter of 2020 was in line with internal plans and included the price paid for the FMI acquisition as well as the negative impacts of working capital requirements and does not fully reflect the benefit of recent actions that Spirit has taken to further reduce costs and preserve liquidity. In addition, Spirit believes that due to its variable cost structure, it has the ability to take further actions to address future market developments. Based on current business conditions, Spirit believes that it is well positioned to manage its liquidity through this challenging and unprecedented situation.

On the web: www.spiritaero.com
On Twitter: @SpiritAero

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Contacts:

Media:             Keturah Austin
(316) 523-2611
keturah.austin@spiritaero.com

Investor Relations:     Ryan Avey
(316) 523-7040
ryan.d.avey@spiritaero.com

About Spirit AeroSystems Inc.
Spirit AeroSystems designs and builds aerostructures for both commercial and defense customers. With headquarters in Wichita, Kansas, Spirit operates sites in the U.S., U.K., France and Malaysia. The company’s core products include fuselages, pylons, nacelles and wing components for the world’s premier aircraft. Spirit AeroSystems focuses on affordable, innovative composite and aluminum manufacturing solutions to support customers around the globe. More information is available at www.SpiritAero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the timing and conditions surrounding the return to service of the 737 MAX and any related impacts on our production rate; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to timely complete and integrate our announced Asco and Bombardier acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; demand for our products and services and the effect of economic or geopolitical conditions, or other events, such as the COVID-19 pandemic, in the industries and markets in which we operate in the U.S. and globally; the length of the Boeing production suspension affecting its Washington and South Carolina facilities; our ability to manage our liquidity, borrow additional funds or refinance debt; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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